CUMMINS ENGINE COMPANY, INC., AND SUBSIDIARIES
              ______________________________________________
                                EXHIBIT 11
                                __________
              SCHEDULE OF COMPUTATION OF PER SHARE EARNINGS
     FOR THE THIRD QUARTER ENDED OCTOBER 2, 1994 AND OCTOBER 3, 1993
                    (Millions, Except per Share Data)


                                    Third Quarter          Nine Months
                                  _________________     _________________
                                  Weighted              Weighted
                                  Average    Net        Average    Net
                                   Shares  Earnings      Shares  Earnings
                                  ________ ________     ________ ________
1994
____

Shares outstanding & earnings
 available for common stock
 shareholders                      41.6    $61.9         41.1    $182.7

Options                              .1        -           .2         -
                                   ____    _____         ____    ______
Used in the determination of
 primary and fully diluted
 earnings per common share         41.7    $61.9         41.3    $182.7
                                   ____    _____         ____    ______
                                   ____    _____         ____    ______
Primary and fully diluted
 earnings per share                        $1.48                 $ 4.43
                                           _____                 ______
1993
____

Shares outstanding & earnings
 available for common stock
 shareholders                      34.7    $38.7         34.6    $123.9

Options                              .2        -           .4         -
                                   ____    _____         ____    ______
Used in the determination of
 primary earnings per common
 share                             34.9     38.7         35.0     123.9

Liquid yield option notes           1.0       .9          1.0       2.6

Convertible preference stock        3.0      2.0          3.0       6.1

Other                                 -      (.4)           -      (1.2)
                                   ____    ______        ____    _______
Used in the determination of
 fully diluted earnings per
 common share                      38.9    $41.2         39.0    $131.4
                                   ____    _____         ____    ______
                                   ____    _____         ____    ______
Earnings per share:
 Primary                                   $1.11                 $ 3.54
 Fully diluted                             $1.06                 $ 3.37